UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2020, the Board of Directors (the “Board”) of Uber Technologies, Inc. (the “Company”) appointed Robert Eckert to the Board as an independent director.

“We’re thrilled to add Bob to the Board,” said Ron Sugar, independent Chairperson of the Board. “Bob leads with a steady hand, both in good times and through difficulties, and offers world-class experience and insights that we believe will prove invaluable as Uber begins its next decade.”

“Bob brings powerful perspective and understands the tremendous value that can be unlocked by fostering a world-class consumer brand,” said Dara Khosrowshahi, CEO. “I look forward to working with him on the Board.”

Mr. Eckert, 65, has been an Operating Partner of FFL Partners, LLC, a private equity firm, since September 2014. Mr. Eckert is also Chairman Emeritus of Mattel, Inc., a toy design, manufacture and marketing company, a role he has held since January 2013. He was Mattel’s Chairman and Chief Executive Officer from May 2000 until December 2011, and he continued to serve as its Chairman until December 2012. He previously worked for Kraft Foods, Inc., a consumer packaged food and beverage company, for 23 years, and served as President and Chief Executive Officer from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, and from 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods. Mr. Eckert is currently a director of McDonald’s Corporation, Amgen, Inc., Levi Strauss & Co., Eyemart Express Holdings, LLC, Enjoy Beer Holdings, LLC and Quinn Company.

Mr. Eckert was selected to serve on our Board due to his leadership experience as a chief executive officer of large global public companies and his extensive experience leading global consumer brands at Mattel and Kraft and financial expertise as a partner of FFL Partners, LLC and his government, policy and regulatory experience.

The Board has appointed Mr. Eckert to serve on the Compensation Committee and Nominating and Governance Committee.

Mr. Eckert will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a $50,000 annual cash retainer and (ii) a grant of restricted stock units vesting December 31, 2020, with a fair value of $250,000, each as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on the Compensation Committee and Nominating and Governance Committee.

There is no arrangement between Mr. Eckert and any person pursuant to which he was selected as director. Mr. Eckert has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: March 23, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer